Exhibit 99.1

TriNet Announces First Quarter Fiscal 2014 Results

45% Growth in Total Revenues and 31% Growth in Net Service Revenues

30% Increase in Worksite Employees (WSEs), to 242,000

SAN LEANDRO, Calif. — May 5, 2014 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to medium-sized businesses, today announced financial results for the first quarter of 2014:

•	Total revenues increased 45% to $508.9 million and Net Service Revenues increased 31% to $127.8 million.
•	Total Worksite Employees (WSEs) at March 31, 2014 increased 30% from March 31, 2013, to approximately 242,000, including approximately 13,000 acquired from Ambrose. Organic growth was 22%.
•	Net income for the first quarter was $1.5 million, or $0.03 per diluted share, compared to net income of $10.5 million, or $0.20 per diluted share, in the same period last year.
•

Adjusted Net Income for the first quarter was $17.6 million, or $0.24 per diluted share on a pro forma basis, compared to Adjusted Net Income of $18.2 million, or $0.27 per diluted share, in the same period last year.

•	Adjusted EBITDA was $44.3 million, a 23% increase from $36.1 million for the first quarter of last year.

“Our strong first quarter results demonstrate the success of our differentiated strategy for growth, centered on our bundled suite of HR products, multiple offerings tailored to customer needs, and our vertical go-to-market strategy executed by our growing salesforce,” said Burton M. Goldfield, TriNet’s President and CEO.  “We delivered growth across all of the key metrics used to measure our progress, including revenues, total customers and total worksite employees enrolled in our programs.  Our healthy cash flow generation reflects our profitable, capital-light business model.  Looking ahead, we believe we have a significant opportunity to grow our client base as we continue to focus on providing a superior solution that addresses the increasingly complex human resources needs of small and medium-sized businesses nationwide.”

Results for the first quarter of 2014 reflect the 30% growth in WSEs as TriNet continued to leverage its growing salesforce to increase penetration of targeted customer verticals.  TriNet’s total revenues increased 45% to $508.9 million, while Net Service Revenues increased 31% to $127.8 million in the first quarter of 2014.  Net Service Revenues are comprised of professional services revenues of $82.9 million and Net Insurance Service Revenues of $44.9 million.  Net Insurance Service Revenues consist of insurance service revenues of $426.0 million, less insurance costs of $381.2 million.  Professional service revenues increased 40% and Net Insurance Service Revenues increased 18% over the first quarter of 2013. Included in our first quarter Professional Service revenue is a $2.3 million refund of prior year payroll taxes. TriNet ended the first quarter of 2014 with 336 Total Sales Representatives, up from 234 at the end of the first quarter of 2013.

TriNet completed its initial public offering of common stock on March 31, 2014, raising net proceeds of $218.9 million through the issuance of 15 million shares.  The Company used $216.6 million of the proceeds to repay debt on the balance sheet.  At March 31, 2014, TriNet had cash and equivalents of $122.6 million and total debt of $602.2 million.

Earnings Conference Call and Audio Webcast

TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the full year 2014. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10044596. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 902-6510 and requesting the "TriNet Conference Call."  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet's website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10044596.

About TriNet

TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Results.”

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding its ability to grow its customer base; and future total revenues, Net Service Revenues, professional service revenues, insurance service revenues, Net Insurance Service Revenues, expenses, net income, Adjusted Net Income and Adjusted EBITDA. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the implementation of the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facilities and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our registration statement on Form S-1, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Jimmy Franzone	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Professional service revenues	$82,875	$59,231
Insurance service revenues	426,037	291,839
Total revenues	508,912	351,070
Costs and operating expenses:
Insurance costs	381,157	253,912
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	33,643	22,815
Sales and marketing	31,837	22,631
General and administrative	14,337	12,487
Systems development and programming costs	5,894	4,510
Amortization of intangible assets	13,549	10,306
Depreciation	3,218	2,826
Total costs and operating expenses	483,635	329,487
Operating income	25,277	21,583
Other income (expense):
Interest expense and bank fees	(21,852)	(5,152)
Other, net	103	73
Income before provision for income taxes	3,528	16,504
Provision for income taxes	1,988	5,967
Net income	$1,540	$10,537
Net income per share:
Basic	$0.03	$0.22
Diluted	$0.03	$0.20
Weighted average shares:
Basic	16,775,513	10,769,530
Diluted	19,397,777	14,445,039

TriNet Group, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$122,601	$94,356
Restricted cash	15,269	15,267
Prepaid expenses and other current assets	21,284	16,486
Worksite employee related assets	663,800	772,437
Total current assets	822,954	898,546
Workers compensation receivable	22,356	25,381
Restricted cash and investments	41,927	36,968
Property and equipment, net	26,648	25,690
Other assets	426,542	448,153
Total assets	$1,340,427	$1,434,738
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$8,505	$7,315
Current portion of notes payable and borrowings under capital leases	6,589	6,669
Other current liabilities	56,532	51,877
Worksite employee related liabilities	657,567	767,624
Total current liabilities	729,193	833,485
Notes payable and borrowings under capital leases, less current portion	595,647	812,208
Workers compensation liabilities	49,712	45,309
Other long term liabilities	11,999	14,098
Total liabilities	1,386,551	1,705,100
Total preferred stock and stockholders’ deficit	(46,124)	(270,362)
Total liabilities and stockholders’ deficit	$1,340,427	$1,434,738

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net income	$1,540	$10,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,028	13,178
Deferred income taxes	1,412	2,414
Stock-based compensation	2,147	1,360
Excess tax benefit from equity incentive plan activity	(1,753)	(107)
Accretion of workers compensation and leases fair value adjustment	(347)	(384)
Changes in operating assets and liabilities:
Restricted cash	(3,961)	(645)
Prepaid expenses and other current assets	(1,411)	877
Workers compensation receivables	3,379	717
Other assets	4,033	742
Accounts payable	2,078	(586)
Income tax payable/receivable	(3,789)	3,613
Other current liabilities	1,532	739
Other liabilities	4,869	(3,211)
Worksite employee related assets	108,637	(56,969)
Worksite employee related liabilities	(110,057)	63,440
Net cash provided by operating activities	30,337	35,715
Investing activities
Proceeds from sale and maturity of debt securities	–	500
Purchase of debt securities	(1,000)	(6,752)
Purchase of property and equipment	(5,064)	(2,224)
Net cash used in investing activities	(6,064)	(8,476)
Financing activities
Proceeds from issuance of common stock	218,859	–
Proceeds from issuance of common stock on exercised options	494	283
Excess tax benefit from equity incentive plan activity	1,753	107
Repayment of notes payable	(216,575)	(2,333)
Payments of special dividend	–	(28)
Borrowings under capital leases	47	–
Repayments under capital leases	(113)	(206)
Repurchase of common stock	(451)	(2,689)
Net cash provided by (used in) financing activities	4,014	(4,866)
Effect of exchange rate changes on cash and cash equivalents	(42)	(11)
Net increase in cash and cash equivalents	28,245	22,362
Cash and cash equivalents at beginning of year	94,356	63,749
Cash and cash equivalents at end of year	$122,601	$86,111

Key Operating Metrics

We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics were as follows:

	Three Months Ended March 31,
	2014	2013
Total WSEs	241,944	185,894
Total Sales Representatives	336	234
Net Insurance Service Revenues (in thousands)	$44,880	$37,927
Net Service Revenues (in thousands)	$127,755	$97,158

Non-GAAP Financial Results

We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and, in the first quarter of 2014, Pro forma Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro forma Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income (loss), excluding the effects of our income tax provision (benefit), interest expense, depreciation, amortization of intangible assets and stock-based compensation expense. We define Adjusted Net Income as net income (loss), excluding the effects of stock-based compensation, amortization of intangible assets, non-cash interest expense, in the first quarter of 2014, a debt prepayment premium paid in connection with the repayment of our second lien debt facility using proceeds from our initial public offering and the income tax effect of these pre-tax adjustments at our effective tax rate. In the first quarter of 2014, the effective tax rate is adjusted to exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs and, in the first quarter of 2014, a debt prepayment premium. We define Pro Forma Adjusted Net Income per share – diluted as Adjusted Net Income per basic share adjusted to reflect the equity structure as if our initial public offering and associated conversion of preferred stock had occurred at the beginning of the period and all option exercises that occurred during the period occurred at the beginning of the period, and then giving effect to all remaining potential shares of common stock issuable upon exercise of options or settlement of restricted stock units, to the extent dilutive.

We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost of insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain one-time and non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Pro Forma Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.

Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to the insurance carriers;

• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;

• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;

• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income (loss) and our financial results presented in accordance with GAAP.

The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three months ended		Change
	March 31,		2014 vs. 2013
	2014	2013	$	%
	(in thousands, except percentages)
Insurance service revenues	$426,037	$291,839	$134,198	46%
Less: Insurance costs	381,157	253,912	127,245	50%
Net Insurance Service Revenues	$44,880	$37,927	$6,953	18%

The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three months ended		Change
	March 31,		2014 vs. 2013
	2014	2013	$	%
	(in thousands, except percentages)
Total revenues	$508,912	$351,070	$157,842	45%
Less: Insurance costs	381,157	253,912	127,245	50%
Net Services Revenues	$127,755	$97,158	$30,597	31%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three months ended
	March 31,
	2014	2013
	(in thousands)
Net income	$1,540	$10,537
Provision for income taxes	1,988	5,967
Stock-based compensation	2,147	1,360
Interest expense and bank fees	21,852	5,152
Depreciation	3,218	2,826
Amortization of intangible assets	13,549	10,306
Adjusted EBITDA	$44,294	$36,148

The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income:

	Three months ended
	March 31,
	2014	2013
	(in thousands)
Net income	$1,540	$10,537
Income tax on non-deductible stock-based compensation and discrete items	595	-
Stock-based compensation	2,147	1,360
Amortization of intangible assets	13,549	10,306
Non-cash interest expense	6,106	613
Debt prepayment premium	3,800	-
Income tax impact of pre-tax adjustments at the effective tax rate	(10,113)	(4,624)
Adjusted Net Income	$17,624	$18,192

The table below sets forth a reconciliation of GAAP weighted average shares of common stock – basic to pro forma weighted average shares of common stock - diluted and Adjusted Net Income per share – diluted (in thousands, except per share amount) as if the equity structure had been in place at the beginning of the periods presented:

	Three months ended
	March 31,
	2014	2013
GAAP Weighted average shares of common stock - basic	16,776	10,770
Effect of IPO, conversion of preferred stock and exercise of stock options during the period included above	(1,516)	(60)
Adjustments as if the equity structure had occurred at the beginning of the periods:
Conversion of preferred stock	38,066	38,066
Common stock issued in connection with IPO	15,000	15,000
Common stock issued in connection with stock option exercises	641	237
Dilutive effect of outstanding stock options and restricted stock units	3,301	3,552
Pro forma weighted average shares of common stock - diluted	72,268	67,564

Adjusted Net Income	$17,624	$18,192
Pro forma adjusted net income per share - diluted	$0.24	$0.27